EXHIBIT 10.6

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment’) Dated as of JULY            , 2015, is between CAPITA L ONE, N.A. a national association (together with its successors and assigns, “Lender”), and LEGACY HOUSING, LTD, a Texas limited partnership (“Debtor”).

RECITALS

WHEREAS, Debtor and Lender entered into that certain LOAN AN D SECURITY AGREEMENT dated as of DECEMBER 14, 2011(as amended, renewed and restated from time to time, the “Agreement’ );

WHEREAS, the parties desire to amend the Agreement pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

l.                                          Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

2.                                      Addition of Definition. Section 1 of the Agreement is hereby amended by adding the following definition in the correct alphabetical order therein:

-Bank Product’ means all bank, banking, treasury, financial, and other !similar or related products and services provided by Lender and/or its Affiliates, including, without limitation, (i) commercial cards, merchant card services, credit or stored value cards, and corporate purchasing ca{ds; (ii) cash management or related services, including, without limitation, the automated clearinghouse transfers of funds and any other ACH services, remote deposit capture services, account reconciliation srv1ces, lockbox services. depository and checking services, deposit accounts, securities accounts, controlled disbursement services, and wire transfer services; (iii) bankers’ acceptances, drafts, letters of credit (and U1e issuance, amendment, renewal, or extension thereof), documentary services, foreign currency exchange services; and (iv) hedge agreements.

3.                                      Amendment to Definition. The definition of “Indebtedness’’ in Section I of the Agreement is hereby amended in its entirety to read as follows:

“Indebtedness” means (i) all indebtedness, obligations and l labilities of Debtor to Lender of any kind or character, now existing or hereafter arising, including without limitation all indebtedness, obligations and liabilities of Debtor to Lender now existing or hereafter arising under (1) the Note, this Agreement, the other Loan Documents, any Bank Product, or any other draft acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement, (2) any agreement (including related confirmations and schedules) between Debtor and 1Leodcr or any Affiliate of Lender now existing or hereafter entered into which is, or relates to, a rate swap basis swap, forward rate transaction, cap transaction, floor transaction, collar transaction or any other similar transactions (including any option with respect to any of these transactions) or any combination thereof or (3) otherwise, (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above, (iii) all obligations of Obligors to Lender under the Loan Documents, (iv) all costs and expenses incurred by Lender in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without l imitation all reasonable attorneys’ fees, and (v) a ll renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii),(iii) and (iv) above.

4.                                      Amendment to Indemnity Section. Section 14 of the Agreement is hereby amended in its entirety to read as follows:

14. Indemnity. Debtor hereby indemnifies and agrees to hold harmless Lender, and its officers, directors, employees, agents and representatives (each an “ln indemnified Person” from and against any and all liabilities, obligations claims, losses, damages, penalties, actions judgments, suits, costs, expenses or disbursements of any kind or nature (collectively, the “Claims”) which may be imposed on, incurred by, or asserted against, any Indemnified Person arising in connection with the Loan Documents, the Indebtedness (including, for the avoidance of doubt, any Bank Product) or the Collateral (including without limitation, the enforcement of the Loan Documents and the defense of any Indemnified Person’s actions and/or inactions in connection with the Loan Documents). WITHOUT LIM ITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO ANY CLAIMS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH AND/OR ANY OTHER INDEMNIFIED PERSON, EXCEPT TO THE LIMITED EXTENT THE CLAIMS AGAINST AN INDEMNIFIED PERSON ARE PROXIMATELY CAUSED BY SUCH INDEMNIFIED PERSON’S (GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. If Debtor or any third party ever alleges such gross negligence or willful misconduct by any Indemnified Person, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as (a) a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct, or (b) Lender has expressly agreed in writing with Debtor that such Claim is proximately caused by such Indemnified Person’s gross negligence or willful misconduct. The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity that is or has at any time been an indemnified Person hereunder.

5.                                      Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Indebtedness (including, for the avoidance of doubt, the Bank Products), Debtor hereby re-pledges to and re-grants Lender a security interest in all of Debtor’s right, title and interest in the Collateral, whether now owned by Debtor or hereafter acquired and whether now existing or hereafter coming into existence.

6.                                      Conditions Precedent. The obligations of Lender under this Amendment shall be subject to the condition precedent that Debtor shall have delivered to Lender this Amendment and such other documents and instruments incidental and appropriate to the transaction provided for herein as Lender or its counsel may reasonably request.

7.                                      Payment t of Fees and Expenses. Debtor agrees to pay all reasonable at1orneys’ fees of Lender in connection with the drafti.ng and execution of this Amendment.

8.                                      Ratifications. Except as expressly modified and superseded by this Amendment, the Loan Documents are ratified and confirmed and continue in full force and effect. The terms, conditions and provisions of the Loan Documents (as the same may have been amended, modified or restated from time to time) are incorporated herein by reference, the same as if stated verbatim herein. The Loan Documents, as modified by this Amendment, continue to be legal, valid, binding and enforceable in accordance with their respective terms. Without limiting the generality of the foregoing, each Obligor hereby ratifies and confirms that all liens heretofore granted to Lender were intended to, do and continue to secure the full payment and performance of the Indebtedness. Each Obligor agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file an record such additional assignments, security agreements, modifications or agreements to any of the foregoing, a d such other agreements, documents and instruments as Lender may reasonably request in order to perfect and preserve liens and preserve and protect the rights of Lender.

9.                                      Representations, Warranties and Confirmations. Each Obligor hereby represents and warrants to Lender that (a) this Amendment and the other Loan Documents have been duly executed and delivered by any Obligor party thereto, are valid and binding upon such Obligor and are enforceable such Obligor in accordance with their terms, except as limited by any applicable bankruptcy laws, (b) no action of, or filing with, any govemme11tal authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by any Obligor of this Amendment or any other Loan Document, and (c) the execution, delivery and performance by such Obligor of this Amendment and any other Loan Documents do not require the consent of any other person and do not and will not constitute a violation of any laws, agreements or understandings to which such Obligor is a party or by which such Obligor is bound.

10.                               Multiple Counterparts. This Amendment may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. Signature pages to this Amendment may be detached from multiple separate counterparts and attached to the same document and a telecopy or other facsimile or any such executed signature page shall be valid as an original.

11.  Reference to Agree men t.  Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof containing a reference to the Agreement shall mean and refer to the Agreement as amended hereby.

12. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

13.  Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

14.  Release.  As a material inducement to Lender to enter into this Amendment., each Obligor hereby fully, finally, and absolutely and forever releases and discharges Lender and its present and former directors, shareholders officers, employees, agents, representatives, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns, from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in Law or equity of such Obligor, whether now known or unknown to such Obligor, and whether contingent or matured (a) in connection with any and all obligations owed or owing to the Lender under or in respect of the Agreement, the Loan Documents, or the actions or omissions of Lender in respect of the Agreement and the Loan Documents: an (b) arising from events occurring prior to the date of this Amendment.

NOTICE OF FINAL AGREEMENT

THE AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED BY THIS AMENDMENT, REPRESENT THE FINAL ACREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRAD CTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUSUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

LENDER:		ADDRESS:

CAPITAL ONE, N.A.		600 N. Pearl Street, Suite
Dallas, TX 75201
By:	/s/ Authorized Signatory
Name:
Title:

DEBTOR:		ADDRESS:

LEGACY HOUSING, LTD		4801 Mark IV Parkway
Fort Worth, TX 76106
By:	GPLH, LC
Its:	General Partner

By:	/s/ Curtis Hodgson
Name:	CURTIS HODGSON
Title:	Manager

CONFIRMATION OF GUARANTY

To induce Lender to execute the foregoing Amendment Guarantor (a) agrees and consents to the execution and delivery of the Amendment and the terms thereof; (b) ratifies and confirms that all guaranties and assurances granted, conveyed or otherwise provided to Lender under the Loan Documents, including, but not limited to that certain GUARANTY AGREEMENT dated as of DECEMBER 14,2011 (as the same may have been amended, modified or restated from ti.me to time, the “Guaranty”), are not released, diminish impaired, reduced, or otherwise adversely affected by the Amendment; (c) confirms and agrees that the Guaranty continues to guarantee and assure the payment and performance of the Indebtedness in accordance with its terms; (d) agrees to perform such acts and duly authorize, execute, acknowledge and deliver such additional guarantees,, assurances and other documents, instruments and agreements as Lender may reasonably deem necessary or appropriate in order to create, perfect, preserve and protect those guaranties and assurances; and (e) waives notice of acceptance of this consent and confirmation, which consent and confirmation binds Guarantor and Guarantor ‘s successors and assigns and inures to Lender and its successors and assigns. The terms, conditions and provisions of e Guaranty (as the same may have been amended, modified or restated from time to time) arc incorporated herein by reference, as if stated verbatim herein.

EXECUTED as of the date first written above.

GUARANTOR:	ADDRESS:

/s/ Curtis Hodgson	480 1 Mark IV Parkway
CURTIS HODGSON	Fort Worth, TX 76106

480 1 Mark IV Parkway
/s/ Kenneth Shipley	Fort Worth,TX 76106
KENNETH SHIPLEY